UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 13, 2012

Rockwell Collins, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16445	52-2314475
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

400 Collins Road NE Cedar Rapids, Iowa	52,498
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (319) 295-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Election of Director: Effective November 13, 2012, the Company's Board of Directors elected John A. Edwardson as a member of the Board of Directors to hold office as a Class III Director until the Company's 2013 Annual Meeting of Shareowners. The size of the Board of Directors was increased from nine to ten. Mr. Edwardson has been appointed to serve on the Company's Compensation Committee as well as the Technology Committee of the Board of Directors. The Company's press release announcing this director election is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In fiscal 2010, 2011 and 2012, the Company purchased computer related equipment from CDW Corporation, of which Mr. Edwardson is Chairman. The purchases totaled approximately $500,000 or less in each of 2010, 2011 and 2012. CDW Corporation had consolidated gross revenues of roughly $9 billion in each of 2010, 2011 and 2012. Since these purchases were well below 2% of CDW Corporation's consolidated gross annual revenues, the Board determined that Mr. Edwardson's independence was not impaired under the Commercial Relationship standard in the Company's Categorical Standards and Policy for Director Independence.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of the Company dated November 14, 2012

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROCKWELL COLLINS, INC.
(Registrant)

Dated: November 14, 2012	By	/s/ Gary R. Chadick
Gary R. Chadick
Senior Vice President,
General Counsel and Secretary

Exhibit Index

99.1    Press Release of the Company dated November 14, 2012